UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2010

Switch & Data Facilities Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33302	59-3641081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1715 North Westshore Boulevard, Suite 650

Tampa, FL 33607

(813) 207-7700

(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on March 20, 2010, Switch & Data Facilities Company, Inc. (“Switch and Data”), Equinix, Inc. (“Equinix”) and Sundance Acquisition Corporation, a wholly-owned subsidiary of Equinix, amended the Merger Agreement among them dated October 21, 2009 (the “Merger Agreement”) to extend the date on which either Equinix or Switch and Data may terminate the Merger Agreement from March 21, 2010 to April 21, 2010.

On April 20, 2010, Equinix waived compliance with the condition set forth in Section 9.02(e) of the Merger Agreement as it relates to consents regarding assignment and change in control provisions in certain of Switch and Data’s leases. As a result, at this time, all conditions to the merger have been satisfied other than the expiration or termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and conditions that by their nature can be satisfied only at the time of closing. Completion of the merger remains subject to the satisfaction or waiver of these conditions and the other closing conditions specified in the Merger Agreement as of the closing date. Subject to satisfaction of these conditions, it is expected that Switch and Data will announce the expected closing date of the merger by issuing a press release and filing that press release on Form 8-K with the Securities and Exchange Commission no later than five business days before the expected closing date.

Important Information for Investors and Stockholders

In connection with the proposed transaction involving Equinix and Switch and Data, Equinix has filed with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus. The proxy statement/prospectus was first mailed to stockholders of Switch and Data on or about December 23, 2009. SWITCH AND DATA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Switch and Data stockholders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by Equinix and Switch and Data through the website maintained by the SEC at www.sec.gov. In addition, Switch and Data stockholders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC from Equinix by directing a request to Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, CA 94404, Attention: Investor Relations (telephone: 888-222-1162) or going to Equinix’s corporate website at www.equinix.com, or from Switch and Data by directing a request to Switch & Data Facilities Company, Inc., 1715 Westshore Boulevard, Suite 650, Tampa, FL 33607, Attention: Investor Relations (telephone: 866-797-2633) or going to Switch and Data’s corporate website at www.switchanddata.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Switch & Data Facilities Company, Inc.

April 22, 2010	By:	/s/ George Pollock, Jr.
George Pollock, Jr. Senior Vice President and Chief Financial Officer